EXHIBIT 99.1

PROS Holdings, Inc. Announces Appointment of Raja Hammoud to Board of Directors

HOUSTON, June 8, 2020 - PROS Holdings, Inc. (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced the appointment of Raja Hammoud to its board of directors effective June 6, 2020. Hammoud joins the board as an independent director.
A seasoned technology veteran with over 25 years of industry experience, Hammoud is executive vice president of products at Coupa (NASDAQ: COUP), a global, business spend management company.
At Coupa, Hammoud leads the product portfolio’s strategy and product teams including product management and user experience. As a member of the Coupa Executive team, she has helped the company scale from young startup to successful public company, resulting in the launch of many applications and thousands of new product capabilities. Before her time at Coupa, Hammoud directed product marketing for Adobe System’s (NASDAQ: ADBE) business process management product line, drove the solutions roadmap for Adobe’s Customer Experience Management and spearheaded the product management of its innovative Social Brand Engagement Solution.
“I am thrilled to welcome Raja to the PROS board,” said PROS Non-Executive Chairman of the Board Bill Russell. “Her deep experience in strategy and product innovation is a significant asset and will complement the strengths and expertise of our board. I look forward to working with her to create even greater long-term value for our shareholders.”
“Raja is a strong addition to our team, and I am excited she is joining us,” said PROS President and CEO Andres Reiner. “Raja’s experience in growing successful SaaS companies, along with her track record in delivering solutions that translate into go-to-market success, make her an ideal partner for the PROS team as we aggressively pursue the tremendous market opportunity before us.”
“I am honored to join the PROS Board of Directors,” said Hammoud. “We are at an important inflection point in digital commerce where businesses are revolutionizing the way they engage with and sell to customers. I look forward to working with the team to apply my experience to help the company further drive the innovation needed to capture additional market share.”
About PROS
PROS Holdings, Inc. (NYSE: PRO) provides AI-powered solutions that optimize selling in the digital economy. PROS solutions make it possible for companies to price, configure and sell their products and services in an omnichannel environment with speed, precision and consistency. Our customers, who are leaders in their markets, benefit from decades of data science expertise infused into our industry solutions.
Forward-looking Statements
This press release contains forward-looking statements, including statements about the functionality and benefits of AI-powered solutions to organizations generally as well as the functionality and benefits of PROS software products. The forward-looking statements contained in this press release are based upon PROS historical experience with AI-powered solutions and its current expectations of the benefits of AI-powered solutions for organizations that implement and utilize such software. Factors that could cause actual results to differ materially from those described herein include the addressability of an organization’s AI-powered solution needs, the risks associated with PROS developing and enhancing products with the functionality necessary to deliver the stated results and the risks associated with the complex implementation and maintenance of AI-powered solutions such as PROS software products. Additional information relating to the uncertainty affecting the PROS business is contained in PROS filings with the Securities and Exchange Commission. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future whether as a result of new information, future events or otherwise.
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Media Contact:
Amanda Parrish
aparrish@pros.com
832.924.4731

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